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                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996 (except for Note 11, as to which the date is August 2, 1996), with respect to the consolidated financial statements of Axion Inc. included in the Registration Statement (Form S-4) and related Prospectus of Bristol-Myers Squibb Company (and in the Proxy Statement of Axion Inc.) for the registration of shares of common stock of Bristol-Myers Squibb Company.

                                          \s\ Ernst & Young LLP

Palo Alto, California
August 2, 1996


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